Unity®

Q1 2024 | MAY 9, 2024

SHAREHOLDER LETTER



DEAR UNITY SHAREHOLDERS

We closed the first quarter with results in line with expectations. The portfolio and cost reset that we started a few months ago is completed. While we will always look for efficiencies, our attention turns to accelerating revenue growth while operating at attractive profit and cash flow margins.

We are pleased to welcome Matt Bromberg as Unity's Chief Executive Officer and President, and member of our Board of Directors, effective May 15. Matt brings over 20 years of experience in gaming, having served as the Chief Operating Officer at Zynga where he played a key role in the company's turnaround. Before that, Matt held multiple leadership roles at Electronic Arts. Jim Whitehurst will become Unity's Executive Chairman of the Board.

We believe that the opportunity in Gaming is significant. We are working to create synergies between our businesses to better serve our customers. The gaming industry generates $260 billion in annual revenue with mobile being the single largest market. We believe that we have a unique set of assets and capabilities with the Engine, Cloud, Monetization and Aura that can be better integrated to create more value for customers and shareholders. We continue to make sequential progress in Industries with customers in automotive, manufacturing and e-commerce.

FIRST QUARTER RESULTS

Revenue for the total company for the first quarter was $460 million, down 8% year-over-year driven primarily by our portfolio choices. Revenue from our strategic portfolio was $426 million, up 2% year-over-year. This compares to guidance of $415 to $420 million in revenue for our strategic portfolio.

Create Solutions revenue from our strategic portfolio in the first quarter was $133 million, up 17% year-over-year mostly driven by growth in subscriptions and strategic partnerships. Our core subscriptions excluding China grew 13% year-over-year.[1]

Grow Solutions revenue from our strategic portfolio in the first quarter was $294 million, down 4% year-over-year. We are making progress strengthening the performance of our mediation platform and ad networks by better leveraging our data to improve the efficiency of our models.[1]

During the first quarter, revenue from our non-strategic portfolio was $34 million, down 59% year-over-year as a result of our portfolio reset, which included exiting non-strategic businesses. We expect revenue from our non-strategic businesses to continue to decline going forward and be in the single digits at the end of this year.

GAAP net loss for the quarter was $291 million. The net loss this quarter includes $212 million of restructuring costs and a $61 million gain related to our convertible note repurchase. Excluding these charges, GAAP net loss for the quarter would have been $141 million. This compares to a GAAP net loss of $254 million in the previous year which included a $14 million restructuring charge. Adjusted EBITDA for the quarter was $79 million compared to our Adjusted EBITDA of $29 million in the same quarter last year (which excludes customer credits as explained last quarter), an improvement of $50 million year-over-year, enabled by the portfolio and cost actions that we executed.

[1] Create Solutions revenue for the total company and Grow Solutions revenue for the total company were $164 million and $297 million, respectively.

BUSINESS HIGHLIGHTS

Game developers operate in a challenging industry, with constantly changing technology and player habits. With Unity 6, we aim to enable developers to power larger complex scenes, develop and test multiplatform games directly in the Editor, reach more players with mobile web platform support, and create dynamic AI and XR experiences, all with improved speed and runtime performance. Customer feedback is positive.

AI is becoming a key tool for developers, enabling faster and more efficient development. We continue to learn and invest to improve both Unity Muse and Unity Sentis. We plan to fully integrate Unity Muse into the Editor – starting with Sprite, Texture and Behavior, followed by Chat and Animate, making it even easier for developers to leverage these capabilities. Developers will also be able to bring other AI tools into the Editor, extending our Asset Store.

More studios are partnering with Unity to drive their Ads revenue. This past quarter, we announced that both Unity Ads and ironSource Ads will start bidding on AdMob mediation. We expect to see additional improvements in our product offering and data sources in the coming quarters as we improve our monetization performance.

Looking ahead, we see opportunities for developers to leverage our capabilities in mixed reality and spatial computing with devices like Apple Vision Pro and Meta Quest 3. Key mixed reality games are being made with Unity such as *Demeo Battles* and *Angry Birds VR: Isle of Pigs* by Resolution Games and *Arcade Paradise VR* by Nosebleed Interactive. In addition, 50% of the Week One Must Play Apple Arcade Games for Apple Vision Pro were made with Unity.

The opportunity across Industries is exciting as we bring our real-time-3D capabilities to Industries. Key use cases center around Digital Twins, Human Machine Interface, Training and Guidance, and Sales and Marketing. We believe that our partnership with Capgemini extends our reach and scale in a very meaningful way. Last quarter we entered into new strategic partnerships, including Mazda to enable their human-machine interface development and in-vehicle infotainment integration, and with Gucci to create immersive experiences in a virtual space.

GUIDANCE[2]

For the second quarter, we are guiding revenue for our strategic portfolio to $420 to $425, down -6% to -7% year-over-year. We are guiding Adjusted EBITDA to $75 to $80 million for the total company.

For the full year, we are confirming our guidance for revenue for our strategic portfolio of $1,760 to $1,800 million, which would represent an increase of 2% to 4% year-over-year and $400 to $425 million in Adjusted EBITDA for the total company. We expect to exit 2024 with Adjusted EBITDA margins over 25%.

In Create, we expect revenue growth in the second half to mainly come from game subscriptions, continued growth in Industries and growth in multiplayer as well as continued progress in LiveOps and collaboration services. In Grow we expect growth to come from further product enhancements, including rich data utilization, which are designed to improve our models and generate a stronger ROAS for our customers.

We expect 478 million fully diluted shares at the end of the second quarter and 492 million at the end of the fiscal year.

[2] These statements are forward-looking and actual results may differ materially. Refer to the "Cautionary Statement Regarding Forward-Looking Statements" safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our first quarter and full year 2024 non-GAAP results included in this shareholder letter.

[3] Adjusted EBITDA excludes the impact of portfolio changes. Although these businesses operated at a loss, the accretive impact of their removal cannot be assured at this time.

CONCLUDING THOUGHTS

We are very excited about Unity's next chapter with Matt at the helm. Our focus is to win with customers, and evolve our business models to consistently and sustainably create value for shareholders.

Thank you for your trust and support.

Sincerely,

Jim Whitehurst Interim CEO
Luis Visoso CFO

Appendix

Cautionary Statement Regarding Forward-Looking Statements

This shareholder letter and the earnings call referencing this shareholder letter contain "forward-looking statements," as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity's outlook and future financial performance, including: that Unity will accelerate revenue growth while operating at attractive profit and cash flow margins; that the market opportunities both within Gaming and outside of Gaming are significant; that Unity 6 will help creators achieve their goals; that Unity will see additional improvements in its product offering and data sources; that Unity's investments in its AI tools will make it easier for developers to create; that there will be growth from new devices which will entice developers and players to leverage Unity's new mixed reality and spatial computing capabilities; that Unity will have further partnerships as it expands it reach and scale.

The words "aim," "believe," "may," "will," "estimate," "continue," "intend," "expect," "plan," "project," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, rising interest rates, and limited credit availability which could further cause economic uncertainty and volatility; (ii) continued softness of the advertising market and ongoing restrictions related to the gaming industry in China; (iii) ongoing geopolitical instability, particularly in Israel, where a significant portion of the Grow Solutions operations is located; (iv) customer responses to Unity's pricing model for Create Solutions, and Unity's ability to recover or reengage its customers, or attract new customers; (v) Unity's ability to achieve and sustain profitability; (vi) Unity's ability to retain existing customers and expand the use of its platform; (vii) Unity's ability to further expand into new industries and attract new customers; (viii) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers' business practices; (ix) Unity's ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (x) Unity's ability to compete effectively; (xi) breaches in its security measures, unauthorized access to its platform, data, or its customers' or other users' personal data; (xii) Unity's ability to manage growth effectively, including interventions to become a leaner, more agile, faster growing company; (xiii) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xiv) Unity's ability to successfully integrate ironSource's technology and business and realize the intended benefits from the ironSource merger, and related costs and expenses; (xv) the effectiveness of cost management efforts to position the company for future growth; (xvi) Unity's ability to leverage its offerings as a result of the rise of generative AI technologies; (xvii) the success of Unity's company reset and (xviii) the effectiveness of the company reset to reignite growth. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on February 29, 2024, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

Appendix

We define adjusted EBITDA as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, acquisitions, restructurings and reorganizations, insurance reimbursement for legal expenses, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define non-GAAP research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, acquisitions, and restructurings and reorganizations.

We define non-GAAP sales and marketing expense as sales and marketing expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructuring and reorganizations. We define non-GAAP general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, acquisitions, restructuring and reorganizations, and insurance reimbursement for legal expenses.

Adjusted EBITDA Reconciliation $ in thousands	2023				2024
	Q1	Q2	Q3	Q4	Q1
Revenue	**$500,361**	**$533,478**	**$544,210**	**$609,268**	**$460,380**
GAAP net loss	(253,703)	(193,324)	(125,310)	(253,985)	(291,478)
Add:					
Stock-based compensation expense	163,028	157,538	147,177	180,953	139,888
Amortization of intangible assets expense	97,920	98,702	99,220	219,647	87,957
Depreciation of property and equipment	11,640	12,204	11,977	12,606	13,853
Restructuring and reorganization costs	14,130	24,847	—	31,396	211,746
Acquisition-related costs	729	159	—	—	—
Legal settlement costs	—	(3,250)	—	—	—
Interest expense	6,129	6,142	6,154	6,155	6,035
Interest income and other expense, net	(13,615)	(9,061)	(16,013)	(20,840)	(76,643)
Income tax expense	6,205	4,791	7,771	9,710	(12,843)
Adjusted EBITDA	**$ 32,463**	**$ 98,748**	**$130,976**	**$185,642**	**$ 78,515**
GAAP net loss margin	*(51%)*	*(36%)*	*(23%)*	*(42%)*	*(63%)*
Adjusted EBITDA margin	*6%*	*19%*	*24%*	*30%*	*17%*

UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
GAAP gross profit	**$ 315,993**	**$ 338,397**
Add:		
Stock-based compensation expense	15,636	18,849
Amortization of intangible assets expense	26,997	34,265
Depreciation expense	2,744	2,364
Restructuring and reorganization costs	15,213	119
Adjusted gross profit	**$ 376,583**	**$ 393,994**
GAAP gross margin	69%	68%
Adjusted gross margin	82%	79%
Operating expenses reconciliation		
Research and development		
GAAP research and development expense	**$ 282,728**	**$ 280,480**
Stock-based compensation expense	(67,600)	(76,483)
Amortization of intangible assets expense	(17,022)	(18,233)
Depreciation expense	(6,428)	(4,820)
Restructuring and reorganization costs	(49,086)	(7,980)
Non-GAAP research and development expense	**$ 142,592**	**$ 172,964**
GAAP research and development expense as a percentage of revenue	61%	56%
Non-GAAP research and development expense as a percentage of revenue	31%	35%
Sales and marketing		
GAAP sales and marketing expense	**$ 230,625**	**$ 216,127**
Stock-based compensation expense	(30,456)	(35,517)
Amortization of intangible assets expense	(43,938)	(45,422)
Depreciation expense	(2,736)	(1,960)
Restructuring and reorganization costs	(47,027)	(3,049)
Non-GAAP sales and marketing expense	**$ 106,468**	**$ 130,179**
GAAP sales and marketing expense as a percentage of revenue	50%	43%
Non-GAAP sales and marketing expense as a percentage of revenue	23%	26%

UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
General and administrative		
GAAP general and administrative expense	**$ 177,569**	**$ 96,774**
Stock-based compensation expense	(26,196)	(32,179)
Depreciation expense	(1,945)	(2,496)
Acquisition-related costs	—	(729)
Restructuring and reorganization costs	(100,420)	(2,982)
Non-GAAP general and administrative expense	**$ 49,008**	**$ 58,388**
GAAP general and administrative expense as a percentage of revenue	39%	19%
Non-GAAP general and administrative expense as a percentage of revenue	11%	12%
Free Cash Flow		
Net cash used in operating activities	**$ (7,373)**	**$ (5,099)**
Less:		
Purchases of property and equipment	(7,190)	(14,350)
Free cash flow	**(14,563)**	**(19,449)**
Net cash provided by (used in) investing activities	(7,190)	88,111
Net cash provided by (used in) financing activities	(389,001)	21,971

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par share data)
(Unaudited)

	As of	
	March 31, 2024	December 31, 2023
Assets		
Current assets:		
Cash and cash equivalents	$ 1,179,962	$ 1,590,325
Accounts receivable, net	621,184	611,723
Prepaid expenses and other	140,092	122,843
Total current assets	1,941,238	2,324,891
Property and equipment, net	122,783	140,887
Goodwill	3,166,304	3,166,304
Intangible assets, net	1,318,787	1,406,745
Other assets	204,151	204,614
Total assets	$ 6,753,263	$ 7,243,441
Liabilities and stockholders' equity		
Current liabilities:		
Accounts payable	$ 18,862	$ 14,517
Accrued expenses and other	302,207	307,704
Publisher payables	410,671	385,113
Deferred revenue	170,435	186,769
Total current liabilities	902,175	894,103
Convertible notes	2,236,415	2,711,750
Long-term deferred revenue	9,080	6,015
Other long-term liabilities	190,869	217,195
Total liabilities	3,338,539	3,829,063
Commitments and contingencies		
Redeemable noncontrolling interests	224,736	225,797
Stockholders' equity:		
Common stock, $0.000005 par value:		
Authorized shares - 1,000,000 and 1,000,000		
Issued and outstanding shares - 390,397 and 384,872	2	2
Additional paid-in capital	6,554,787	6,259,479
Accumulated other comprehensive loss	(7,760)	(5,009)
Accumulated deficit	(3,362,904)	(3,071,830)
Total Unity Software Inc. stockholders' equity	3,184,125	3,182,642
Noncontrolling interest	5,863	5,939
Total stockholders' equity	3,189,988	3,188,581
Total liabilities and stockholders' equity	$ 6,753,263	$ 7,243,441

UNITY SOFTWARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Revenue	$ 460,380	$ 500,361
Cost of revenue	144,387	161,964
Gross profit	315,993	338,397
Operating expenses		
Research and development	282,728	280,480
Sales and marketing	230,625	216,127
General and administrative	177,569	96,774
Total operating expenses	690,922	593,381
Loss from operations	(374,929)	(254,984)
Interest expense	(6,035)	(6,129)
Interest income and other income (expense), net	76,643	13,615
Loss before income taxes	(304,321)	(247,498)
Provision for (benefit from) Income taxes	(12,843)	6,205
Net loss	(291,478)	(253,703)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(404)	(672)
Net loss attributable to Unity Software Inc.	(291,074)	(253,031)
Net loss	(291,478)	(253,703)
Other comprehensive income (loss), net of taxes:		
Change in foreign currency translation adjustment	(3,461)	3,157
Change in unrealized gains on derivative instruments	—	(327)
Comprehensive loss	$ (294,939)	$ (250,873)
Comprehensive income attributable to noncontrolling interest and redeemable noncontrolling interests:		
Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(404)	(672)
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	(710)	649
Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(1,114)	(23)
Comprehensive loss attributable to Unity Software Inc.	$(293,825)	$(250,850)
Basic and diluted net loss per share attributable to Unity Software Inc.	$ (0.75)	$ (0.67)
Weighted-average shares used in computation of basic and diluted net loss per share	387,151	375,909

UNITY SOFTWARE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Operating activities		
Net loss	$ (291,478)	$ (253,703)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	101,810	109,560
Stock-based compensation expense	265,877	163,028
Gain on repayment of convertible note	(61,371)	—
Other	16,516	379
Changes in assets and liabilities, net of effects of acquisitions:		
Accounts receivable, net	(9,740)	21,013
Prepaid expenses and other	(16,779)	7,589
Other assets	(2,399)	11,169
Accounts payable	5,273	7,450
Accrued expenses and other	(4,269)	(7,305)
Publisher payables	25,558	(27,756)
Other long-term liabilities	(23,584)	(18,302)
Deferred revenue	(12,787)	(18,221)
Net cash used in operating activities	(7,373)	(5,099)
Investing activities		
Purchases of short-term investments	—	(212)
Proceeds from principal repayments and maturities of short-term investments	—	102,673
Purchases of property and equipment	(7,190)	(14,350)
Net cash provided by (used in) investing activities	(7,190)	88,111
Financing activities		
Repayments of convertible note	(414,999)	—
Proceeds from issuance of common stock from employee equity plans	25,998	21,971
Net cash provided by (used in) financing activities	(389,001)	21,971
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(6,202)	3,151
Increase (decrease) in cash, cash equivalents, and restricted cash	(409,766)	108,134
Cash, cash equivalents, and restricted cash, beginning of period	1,604,267	1,505,688
Cash, cash equivalents, and restricted cash, end of period	**$ 1,194,501**	**$ 1,613,822**

Unity®